Exhibit 11(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in the offering statement pursuant to Regulation A of MCI Income Fund VII, LLC and to the use of our report dated December 1, 2023 on the financial statements of MCI Income Fund VII, LLC as of December 31, 2022.

December 1, 2023

1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in the offering statement pursuant to Regulation A of MCI Income Fund VII, LLC and to the use of our report dated December 12, 2023 on the financial statements of MCI Development 1, LLC as of December 31, 2022.

December 12, 2023

2